EXHIBIT 10.04
PERFORMANCE SHARES TERMS AND CONDITIONS
1. Award of Performance Shares. The Executive Organization & Compensation Committee (the “Committee”) of the Board of Directors of Applied Industrial Technologies, Inc. (“Applied”) may award Performance Shares (the “Award”) to key senior officers of Applied who have broad policy-making functions and who directly contribute to the long-term success and profitability of Applied. The Committee has awarded you an Award with an Effective Date. The terms and conditions are set forth herein (the “Terms”) and together with the Applied Industrial Technologies, Inc. 2007 Long-Term Performance Plan (the “Plan”) govern your rights with respect to the Award. Notwithstanding the foregoing, however, in the event of any conflict between the provisions of the Plan and the Terms, the provisions of the Plan shall govern. Moreover, it should be noted that unless otherwise provided herein, capitalized words in the Terms shall have the same meanings as set forth in the Plan.
2. Rights during Performance Period. You shall not have the right to sell, exchange, transfer, pledge, hypothecate, or otherwise encumber your Award until all conditions with respect to vesting and distribution have been met. Nevertheless, after the first anniversary of the Effective Date and so long as no forfeiture has occurred, you shall be entitled to receive cash payments equal to the dividends and cash distributions paid on the Shares underlying the Award (“Dividend Equivalents”) to the same extent and on the same date as if the Shares, if any, attributable to your Award had been payable to you; provided, however, that no Dividend Equivalents shall be payable to you with respect to dividends or distributions for which the record date occurs on or after (i) the date on which forfeiture of the Award has occurred; (ii) the date on which the Performance Period has expired; or (iii) the date on which the issuance of shares of Applied common stock (“Shares”) to you in settlement of your Award has occurred. Until the issuance of Shares in settlement of your Award has occurred, you shall not be treated as a shareholder with respect to the Shares.
3. Performance Period. The term “Performance Period” shall mean, for purposes of the Terms, the period from the Effective Date until the third year anniversary of the Effective Date.
4. Vesting. Subject to the provisions of Section 6, your Award will be 100% vested at the end of the Performance Period, in whole or in part based upon the achievement of the performance goals set by the Committee.
5. Separation from Service or Termination of Executive Officer Status. If, during the Performance Period, you incur a Separation from Service (as defined in Section 409A) from Applied due to death or Disability (as defined in Section 409A), then, promptly following the availability of audited financial statements for the final year of the Performance Period, you (or your beneficiary whom you have designated to Applied in writing) shall be entitled to receive a pro rata payment under the Award equal to (i) a fraction the numerator of which is the number of fiscal quarters (including a portion of a quarter) elapsed in the Performance Period prior to the date of your Separation from Service and the denominator of which is twelve, multiplied by (ii) what would have been your Award for the Performance Period based on the actual achievement of the performance goals, if you had not incurred a Separation from Service during the Performance Period. In the event, however, that during the Performance Period, you incur a Separation from Service from Applied for any reason other than (i) those specifically set forth above or in Section 6 hereof, or (ii) termination after attaining age 55 and completing at least ten years of service with Applied, then your Award will be forfeited and no amount shall be due or payable to you pursuant to the Award. In addition, if, during the Performance Period, you cease to be a Board-elected executive officer of Applied (but remain an employee of Applied), then your Award shall be forfeited and no amount shall be due or payable to you pursuant to the Award. Since Awards are intended to create an incentive for recipients to act in Applied’s best interests, notwithstanding anything in the Terms to the contrary:
(a) Your Award may be terminated or rescinded, and if applicable, you may be required immediately to repay all Shares (and any dividends and distributions thereon) issued pursuant to the Award within the previous six months (or any proceeds thereof), if the Committee determines, in good faith, that during your employment with Applied or during the period ending six months following your Separation from Service, you have committed an act inimical to Applied’s interests. Acts inimical to Applied’s interest shall include willful inattention to duty; willful violation of Applied’s published policies; acts of fraud or dishonesty involving Applied’s business; solicitation of Applied’s employees, customers or vendors to terminate or alter their relationship with Applied to Applied’s detriment; unauthorized use or disclosure of information regarding Applied’s business, employees, customers, and vendors; and competition with Applied. All determinations by the Committee shall be effective at the time of your act.

(b) The Committee may, in its sole discretion, require you immediately to repay Shares (and any dividends and distributions thereon) issued pursuant to the Award within the previous 36 months (or any proceeds thereof) if (I) Applied restates its historical consolidated financial statements and (II) the Committee determines, in good faith, that (x) the restatement is a result of your, or another executive officer’s, willful misconduct that is unethical or illegal, and (y) your earnings pursuant to the Award were based on materially inaccurate financial statements or materially inaccurate performance metrics that were invalidated by the restatement.
6. Change in Control. Notwithstanding the provisions of Section 4, upon the occurrence of a Change in Control (as defined under Section 409A) during the Performance Period, you shall be 100% vested and entitled to receive a pro rata amount of Shares under the Award equal to (i) a fraction the numerator of which is the number of fiscal quarters (including a portion of a quarter) elapsed in the Performance Period prior to the date of the Change in Control and the denominator of which is twelve, multiplied by (ii) your target award amount.
7. Settlement of Award. Your Award shall be settled, based upon achieved performance goals, in Shares. Except as specifically provided otherwise in this Section 7, any Shares payable with respect to your Award shall be settled within the 75-day period after the end of the Performance Period. Notwithstanding the foregoing, in the event that your Award becomes vested due to a Change in Control, your Award shall be settled in Shares within the 75-day period after such vesting. In the event that any such 75-day period begins in one calendar year and ends in another, you shall not have the right to designate the calendar year of payment. Moreover, notwithstanding the foregoing, if you are a Specified Employee, a distribution of Shares, but only to the extent that such distribution is deemed to be deferred compensation under Section 409A, may not be made until within the 30-day period commencing with the first day of the seventh month following the month of any Separation from Service for reasons other than Change in Control, or if earlier, your death, except as may be otherwise permitted under Section 409A.
8. Payments of Taxes. Upon or immediately prior to the vesting of the Award, you will be required to pay to Applied, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld by Applied attributable to the Award granted hereunder.
9. Discretionary Adjustment Following Certain Events. In the event that, during the Performance Period, Applied merges, consolidates, sells or acquires a substantial amount of assets, issues a substantial amount of its capital stock, reorganizes, or engages in any other transaction or series of transactions, the Committee, in its sole discretion, may change the performance goals upon which the vesting of your Award is conditioned, in order to prevent diminution or enlargement of the benefits intended to be conferred by the Award in such manner as the Committee may determine is equitably required by the changes or events. In the event (a) of a stock dividend or stock split or (b) Shares are changed into or exchanged for a different number or kind of securities of Applied or another entity, then the target Award opportunity shall be equitably adjusted. In the event other changes or events relating to the Shares fundamentally change the value of the Shares, then the Committee may make, in its sole discretion, such adjustments in the terms of the Award as the Committee may determine is equitably required by the change or event.

10. Limitation on Rights. The Award shall not confer upon you any rights whatsoever other than those expressly set forth herein, in the Plan or in policies adopted by the Committee, including without limitation any rights as a shareholder in respect of Shares that may become issuable pursuant to the Award until and unless Applied has issued a certificate or certificates for the Shares. Nothing in the Terms shall (i) interfere with or limit in any way Applied’s right to terminate your employment at any time, (ii) confer upon you any right to continued employment with Applied, or (iii) create any contractual or other right to receive additional awards or other Plan benefits in the future.
11. Nonassignability. The Award and the rights granted thereunder are not assignable or transferable, in whole or in part, and may not be otherwise disposed of by you, other than by will or by the laws of descent and distribution.
12. Section 409A Compliance. It is intended that payments under the Award are “short-term deferrals” (as is defined under Section 409A) and, therefore, exempted from coverage under Section 409A, and any interpretations of these Terms shall be consistent with this intent. Notwithstanding such intention, in the event that the Terms, or any portion thereof, and the Award, or any portion thereof, shall be deemed to be governed by Section 409A, such Terms and Award, or portion thereof, shall be interpreted, to the extent applicable, as complying with the provisions of Section 409A.
13. Committee Authority. The Committee shall have conclusive authority, subject to the express provisions of the Plan as in effect from time to time and the Terms, to construe the Terms and the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the Committee’s judgment necessary or desirable for the Plan’s administration. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or the Terms in the manner and to the extent it deems expedient to carry the Plan into effect. Notwithstanding any provisions hereof, the Terms and the Award shall be subject to all of the Plan’s provisions in effect from time to time, which are incorporated herein by reference.
14. Relationship to the Plan. The Terms is subject to the provisions of the Plan and any administrative policies adopted by the Committee. If there is any inconsistency between the Terms and the Plan or such policies, the Plan and the policies, in that order, shall govern. Reference in the Terms to Applied shall include Applied’s subsidiaries.
15. Severability. The provisions of the Terms are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

16. Requirements of Law. The granting of the Award hereunder shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agency, national securities exchange, or automated quotation system as may be required. Notwithstanding any other provision of the Plan or the Terms, Applied shall not be obligated to issue, deliver or transfer any Shares, make any distribution of benefits under the Plan or the Terms, or take any other action, unless such delivery, distribution, or action, unless such delivery, distribution, or action is in compliance with all applicable laws, rules and regulations (including, but not limited to, the requirements of the Securities Act and Section 409A).
17. Successors. All obligations of Applied under the Terms with respect to the Award shall be binding upon any successor to Applied, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all, or substantially all, of the business and/or assets of Applied. Notwithstanding the provisions of Section 4, in the event any such successor does not agree to be bound by the Terms, the Award granted hereunder shall immediately become vested.
18. Applicable Law. The validity, construction, interpretation and enforceability of these terms and conditions shall be determined and governed by the laws of the State of Ohio without giving effect to the principles of conflicts of law.
(September 2009)